UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012 (November 9, 2012)

Great Wolf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35458	51-0510250
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Junction Road, Suite 6000 South, Madison, Wisconsin	53717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (608) 662-4700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2012, Great Wolf Resorts, Inc. (the “Company”) and James A. Calder, Chief Financial Officer and Corporate Secretary of the Company, agreed that Mr. Calder’s employment with the Company would terminate no later than March 31, 2013. Mr. Calder will continue in his current role with the Company until such date or, if earlier, until the Company modifies his role or terminates his employment.

In anticipation of the departure, the Company and Mr. Calder have entered into a Separation and Release Agreement, dated November 9, 2012 (the “Separation Agreement”), a copy of which is attached hereto as Exhibit 10.1.

The terms of the Separation Agreement are consistent in material respects with the treatment of Mr. Calder’s departure as a termination by the Company without Cause or a resignation by Mr. Calder for good reason, in each case, within eighteen (18) months following a change in control, pursuant to the terms of his Employment Agreement with the Company, dated as of December 13, 2004 (the “Employment Agreement”). The Employment Agreement will remain in full force and effect until Mr. Calder’s termination date, except that Mr. Calder’s ability to resign for good reason under the Employment Agreement has been reduced.

Pursuant to the Separation Agreement, Mr. Calder’s employment with the Company will terminate on the earlier of (a) March 31, 2013 and (b) the date of Mr. Calder’s earlier termination by the Company. The Company may appoint a new Chief Financial Officer prior to Mr. Calder’s termination date and Mr. Calder may be required to assist such person during a period of transition. Upon his termination, Mr. Calder will be entitled to the following payments and benefits:

•	A lump sum severance payment equal to $1,518,340;

•	An additional lump sum payment equal to $26,158;

•

The Company will remit to the Internal Revenue Service, on Mr. Calder’s behalf, a gross up payment amount for the imposition of any excise tax to Mr. Calder under Section 280G of the Internal Revenue Code; and

•

The Company will pay Mr. Calder an annual bonus in respect of fiscal year 2012, which shall be calculated and determined in a manner that is no less favorable to Mr. Calder than to other senior executives of the Company generally.

In exchange for the foregoing payments and benefits, Mr. Calder has provided a general release of claims in favor of the Company as part of the Separation Agreement, which Mr. Calder has agreed to re-execute upon his termination. In addition, following his termination of employment, Mr. Calder will be subject to the restrictive covenants contained in Section 5 of the Employment Agreement, including, without limitation, one-year post-termination non-competition and non-solicitation restrictions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation and Release Agreement, dated November 9, 2012 between Great Wolf Resorts, Inc. and James A. Calder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

By:	/s/ Kimberly K. Schaefer
Name:	Kimberly K. Schaefer
Title:	Chief Executive Officer

Date: November 15, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation and Release Agreement, dated November 9, 2012 between Great Wolf Resorts, Inc. and James A. Calder